EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Healthcare Acquisition Partners Corp.

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 3 Registration Statement on Form S-1/A and to the incorporation of our report dated January 20, 2006, except for Note 4 as to which the date is February 9, 2006, on our audit of the financial statements of Healthcare Acquisition Partners Corp. for the period from August 15, 2005 (inception) through December 31, 2005.

/s/ Miller, Ellin and Company, LLP
Miller, Ellin and Company, LLP

New York, New York

March 3, 2006